UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 25, 2005

Portal Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25829	77-0369737
(Commission File Number)	(IRS Employer Identification No.)

10200 South De Anza Blvd, Cupertino, California	95104
(Address of Principal Executive Offices)	(Zip Code)

(408) 572-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 25, 2005, the Registrant executed a Consulting Agreement with Mr. Jerome Behar, a member of the Board of Directors of the Registrant. Mr. Behar’s service will include, without limitation, accounting and financial services in connection with the filing of the Registrant’s 10-Q for its third quarter fiscal year 2005 and the Registrant’s other compliance and periodic reporting obligations. Pursuant to the terms and conditions as set forth in the Consulting Agreement attached hereto as Exhibit 99.1, Mr. Behar will receive $275.00 per hour for his services, and the Registrant will pay Mr. Behar’s legal fees and expenses incurred in connection with his review, negotiation and execution of the Consulting Agreement. Mr. Behar will not serve on the Company’s Audit Committee during the period of his consultancy.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1	Form of Consulting Agreement with Jerome Behar.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTAL SOFTWARE, INC.

Date: March 31, 2005	By:	/s/ Larry Bercovich
	Name:	Larry Bercovich
	Title:	SVP, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of Consulting Agreement with Jerome Behar.